UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2014

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34691	55-0886410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Floor 30 Boston, MA	02110
(Address of principal executive offices)	(Zip Code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A of Atlantic Power Corporation (the “Company”) amends the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on September 16, 2014 (the “Original Filing”) to provide certain information regarding the Employment Agreement of Kenneth Hartwick for service as interim President and Chief Executive Officer (“CEO”) of the Company, which was unavailable at the time of the Original Filing.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers; (e) Compensatory Arrangements of Certain Officers

As previously announced by the Company in a press release dated September 16, 2014 and disclosed in the Original Filing, after the close of business on September 15, 2014, the Company appointed Kenneth Hartwick, 51, as interim President and CEO effective immediately, following the mutual agreement for Barry Welch to step down as President, CEO and a director of the Company.  The Company stated in the Original Filing that it expected to enter into an employment agreement with Mr. Hartwick and that the Company would amend the Original Filing to report any additional information required by Item 5.02(c)(3) of Form 8-K within four business days after such information was determined or became available.

On September 22, 2014, with retroactive effect to September 15, 2014, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Hartwick for his service as interim President and CEO.  Pursuant to the Employment Agreement, Mr. Hartwick’s employment is on a temporary and interim basis, based in the Company’s Canadian office, pending the Company hiring a permanent President and CEO.  Upon such hiring, Mr. Hartwick’s employment as interim President and CEO will end automatically without further notice to Mr. Hartwick and without any termination pay or severance pay or similar payment or benefits, except as may be required by the ESA (as defined and further described below).

Pursuant to the Employment Agreement, during his employment with the Company, but excluding any leaves of absences, Mr. Hartwick is entitled to a base salary at the rate of US$500,000 per year.  The Company is also required to reimburse Mr. Hartwick for all documented and reasonable travel and other out-of-pocket expenses actually and properly incurred by Mr. Hartwick in accordance with the Company’s policies from time to time in connection with carrying out his duties and responsibilities.  Mr. Hartwick will not be eligible for any bonus or other group insurance or other employment benefits from the Company or any of its affiliates.  To the extent Mr. Hartwick serves as a director or officer of the Company or any of its affiliates during his employment as interim President and CEO, including Mr. Hartwick’s current service as a director of the Company, he will do so without any additional remuneration.

The Employment Agreement provides that the Company may terminate Mr. Hartwick’s employment at any time and for any reason.  Pursuant to the Employment Agreement, if Mr. Hartwick is terminated for just cause, no notice of termination, termination pay or severance pay or similar payments or benefits will be provided to Mr. Hartwick.  In a termination other than for just cause, the Company’s sole obligation will be to provide Mr. Hartwick with the minimums mandated by the Employment Standards Act, 2000 (Ontario) (the “ESA”), including all requirements set out in the ESA with respect to notice of termination or termination pay in lieu of notice of termination, severance pay (if applicable) and continuation of benefits (if any).

This description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement between the Company and Kenneth Hartwick, dated September 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: September 23, 2014	By:	/s/ Terrence Ronan
Name: Terrence Ronan
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement between the Company and Kenneth Hartwick, dated September 22, 2014